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                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF O'MELVENY & MYERS LLP]



                                December 15, 2004



Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
990 West 190th Street
Torrance, California 90502

      Re:   Nissan Auto Receivables Corporation II
            Nissan Motor Acceptance Corporation
            Nissan Auto Receivables Trusts
            Registration Statement on Form S-3
            Relating to Asset-Backed Securities

Ladies and Gentlemen:

      We have acted as special counsel to Nissan Auto Receivables Corporation II ("NARC II"), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), and certain trusts, each of which will be owned initially by NARC II (together with NARC II, each an "Issuer"), in connection with the Issuer's proposed issuance of $12,430,343,000 aggregate principal amount of asset-backed notes (the "Notes") and/or asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 relating to the Notes and Certificates (such registration statement, as amended, the "Registration Statement") being filed with the Securities and Exchange Commission (the "SEC") concurrently herewith under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder.

      The Notes for each series will be issued under and pursuant to an indenture for such series, each between the applicable Issuer and the Indenture Trustee (as defined in the indenture). The indenture, in the form being filed with the SEC concurrently herewith as an exhibit to the Registration Statement, is referred to hereinafter as the "Indenture." The trust agreement, in the form being filed with the SEC concurrently herewith as an exhibit to the Registration Statement, is referred to hereinafter as the "Trust Agreement." The sale and servicing agreement, in the form being filed with the SEC concurrently herewith as an exhibit to the Registration Statement, is referred to hereinafter as the "Sale and Servicing Agreement."
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      We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Issuer, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the forms of Notes included as exhibits to the Indenture, the forms of Certificates included as exhibits to the Trust Agreement, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that each of the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as applicable, and as completed for each series, will be duly authorized, executed and delivered by each of the respective parties thereto; that the Notes and Certificates, as applicable, and as completed for each series, will be duly authorized, executed and delivered substantially in the forms contemplated by the Indenture, the Trust Agreement or the Sale and Servicing Agreement, as applicable; and that the Notes and Certificates for each series will be sold as described in the Registration Statement.

      As special tax counsel to the Issuers, we have advised the Issuers with respect to certain federal income tax aspects of the proposed issuance of the Notes and the Certificates after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of the Notes and Certificates that appears under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance of the Notes and Certificates, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate.

      The opinion set forth above is based on relevant provisions of the United States Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

      This opinion is furnished by us as special counsel for NARC II or NMAC and may be relied upon by you only in connection with the transactions contemplated by Indenture, the Trust Agreement or the Sale and Servicing Agreement, as applicable. It may not be used or relied upon by you for any other purpose, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

      We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.
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                                        Respectfully submitted,

                                        /s/ O'Melveny & Myers LLP